Exhibit 10.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between FOUR OAKS BANK & TRUST COMPANY Four Oaks, North Carolina and FEDERAL RESERVE BANK OF RICHMOND Richmond, Virginia	Docket No. 14-030-WA/RB-SM

WHEREAS, in recognition of their common goal to maintain the financial soundness of Four Oaks Bank & Trust Company, Four Oaks, North Carolina (the “Bank”), a state-chartered bank that is a member of the Federal Reserve System, the Bank and the Federal Reserve Bank of Richmond (the “Reserve Bank”) have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on   July 27  , 2015, the board of directors of the Bank, at a duly constituted meeting, adopted a resolution authorizing and directing Ayden R. Lee, Jr. to enter into this Agreement on behalf of the Bank, and consenting to compliance with each and every provision of this Agreement by the Bank.

NOW, THEREFORE, the Bank and the Reserve Bank agree as follows:

Board Oversight

1.           Within 60 days of this Agreement, the board of directors of the Bank shall submit a written plan to the Reserve Bank to assure ongoing board oversight of management and operations of the Bank.  The plan shall, at a minimum, address, consider, and include:

(a)           adequate oversight of new products, services, or business lines offered by the Bank and the expansion of the marketing of current Bank products, services, or business lines to new customer bases;

(b)           measures to ensure Bank management’s adherence to approved compliance policies, procedures, and standards;

(c)           the requirement that Bank management document exceptions to approved

Bank policies and procedure; and

(d)           steps to improve the information and reports that will be regularly reviewed by the board of directors or its applicable committees in their oversight of the operations and management of the Bank, including, but not limited to, new products, services, or business lines and changes to the routine and usual nature or business of existing customers.

New Product Review Program

2.         Within 60 days of this Agreement, the Bank shall submit a written program for the review of new products, services, or business lines acceptable to the Reserve Bank.  The program shall, at a minimum, include:

(a)           policies and procedures for the assessment of potential risks, including, but not limited to, compliance, reputational, fraud, and credit risks associated with proposed new products, services, or business lines;

(b)           clearly defined roles, responsibilities, and accountability for the assessment of new products, services, or business lines;

(c)           a requirement that all new products, services, or business lines receive the written approval of the board of directors prior to implementation, distribution, or marketing;

(d)           policies for the implementation of appropriate risk management procedures and controls for new products, services, or business lines;

(e)           provisions to determine the appropriate customer base to whom new products, services, or business lines should be marketed to, and ensure that the products, services, or business lines are marketed only to these customer bases; and

(f)           measures to ensure that the assessments of adopted products, services, or business lines are updated on an ongoing basis as necessary to incorporate changes to the products, services, or business lines, or changes to the risk factors associated with the products, services, or business lines, and that marketing and management of the products, services, or business lines are adjusted based on the results of the updates.

Customer Due Diligence

3.         Within 60 days of this Agreement, the Bank shall submit an enhanced written program for conducting appropriate levels of customer due diligence by the Bank acceptable to the Reserve Bank.  At a minimum, the enhanced program shall include:

(a)           policies, procedures, and controls to ensure that the Bank collects, analyzes, and retains complete and accurate customer information for all customer accounts, including, generally, information such as name, principal business activity, geographic location, and transaction volume of indirect customers, in order to better understand these relationships;

(b)           a plan, with timelines, to remediate deficient due diligence for existing customer accounts;

(c)           a methodology for assigning risk ratings to account holders that considers factors such as type of customer, a customer’s business, type of products and services, and geographic location;

(d)           a risk-focused assessment of the Bank’s customer base to:

(i)           identify the categories of customers whose transactions and banking activities are routine and usual; and

(ii)           determine the appropriate level of enhanced due diligence necessary for those categories of customers that pose a heightened risk of conducting potentially illicit activities at or through the Bank; and

(e)           procedures to ensure periodic reviews and evaluations are conducted and documented for account holders to determine whether there have been changes to customer profiles, including, but not limited to, changes in customers’ business models or indirect customer base.

Compliance with the Agreement

4.           Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors of the Bank shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof.

Approval and Implementation of Programs

5.         (a)           The Bank shall submit to the Reserve Bank the written programs that are acceptable to the Reserve Bank within the time periods set forth in paragraphs 2 and 3 of this Agreement.  Each program shall contain a timeline for full implementation of the program with specific deadlines for the completion of each component of the program.

(b)           Within 10 days of approval by the Reserve Bank, the Bank shall adopt the approved programs.  Upon adoption, the Bank shall promptly implement the approved programs, and thereafter fully comply with them.

(c)           During the term of this Agreement, the approved programs shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

6.         All communications regarding this Agreement shall be sent to:

(a)	Ms. Joan T. Garton Vice President Federal Reserve Bank of Richmond P.O. Box 27622 Richmond, Virginia 27622

(b)	Mr. David H. Rupp President and Chief Executive Officer Four Oaks Bank & Trust Company P. O. Box 309 Four Oaks, North Carolina 27524-0309

Miscellaneous

7.         Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with this Agreement.

8.         The provisions of this Agreement shall be binding upon the Bank and each of its institution-affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u)), in their capacities as such, and their successors and assigns.

9.         Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

10.       The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting the Bank, any subsidiary thereof, or any of their current or former institution-affiliated parties and their successors and assigns.

11.       Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the  30th    of    July     , 2015.

FOUR OAKS BANK & TRUST COMPANY		FEDERAL RESERVE BANK OF RICHMOND

By:	/s/ Ayden R. Lee, Jr.	By:	/s/ Joan T. Garton
	Ayden R. Lee, Jr.		Joan T. Garton
	Chairman		Vice President